Exhibit 10.6
Date 28 January 2011
NAVIOS SHIPMANAGEMENT INC.
as Borrower
and
MARFIN EGNATIA BANK Societe Anonyme
as Lender

SUPPLEMENTAL AGREEMENT

in relation to a Loan Agreement dated 23 October 2009 (as amended), for a revolving credit facility of up to US$110,000,000

Index

Clause		Page No

1	INTERPRETATION	1

2	AGREEMENT OF THE LENDER	2

3	CONDITIONS PRECEDENT	2

4	REPRESENTATIONS AND WARRANTIES	3

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS	3

6	FURTHER ASSURANCES	4

7	FEES AND EXPENSES	5

8	NOTICES AND OTHER MATTERS	5

9	SUPPLEMENTAL	5

10	LAW AND JURISDICTION	5

SCHEDULE — Indenture Excerpt

THIS AGREEMENT is made on 28 January 2011
BETWEEN
(1)	NAVIOS SHIPMANAGEMENT INC. as Borrower; and

(2)	MARFIN EGNATIA BANK Societe Anonyme as Lender.
BACKGROUND
(A)	By a loan agreement dated 23 October 2009 as amended by a Side Letter (as hereinafter defined) (hereinafter as the same may from time to time be further amended, varied or supplemented the “Loan Agreement”) made between the parties hereto, the Lender agreed to make available to the Borrower a revolving credit facility of (originally) up to One hundred Ten million Dollars ($110,000,000) (the “Loan”) upon the terms and conditions set forth therein.

(B)	By a side letter dated 7 September 2010 (the “Side Letter”) made by and among the Borrower, the Parent Guarantor, Customized Development S.A. of Liberia (the “Existing Owner”) and the Lender the Applicable Limit (as defined in the Loan Agreement) has been reduced to Thirty million Dollars ($30,000,000).

(C)	Following a request of the Borrower and the Existing Owner, the Lender and the Existing Owner entered into a deed of release dated 1 October 2010 pursuant to which the Lender has released the Existing Owner from its obligations under the guarantee agreement dated 23 October 2009 (the “Existing Owner’s Guarantee”) made between the Existing Owner and the Lender and the other Finance Documents to which the Existing Owner was a party and has released and reassigned (where appropriate) all rights, title and interest created by the Existing Owner in favour of the Lender pursuant to the Existing Owner’s Guarantee and the other Finance Documents to which the Existing Owner was a party.

(D)	The Borrower has made a request to the Lender that it amends certain terms of the Loan Agreement.

(E)	This Agreement sets out the terms and conditions on which the Lender agrees, with effect on and from the Effective Date, to amend certain terms of the Loan Agreement.
IT IS AGREED as follows:
1	INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

“Effective Date” means the Business Day on which all the conditions precedent referred to in Clause 3.2 have been fulfilled by the Borrower; and

“Loan Agreement” means the Loan Agreement dated 23 October 2009 (as amended) referred to in Recital (A).

Words and expressions advised in the Schedule to this Agreement shall have the meanings given to them therein as if set out in full in this Clause 1.2.

2	AGREEMENT OF THE LENDER

2.1	Lender’s consent. Notwithstanding anything to the contrary in the Loan Agreement, the Lender hereby agrees to the amendments to the Loan Agreement set out in Clause 5 and to the Parent Guarantor issuing $350.0 million of notes under that certain indenture dated 28 January 2011 issued by the Parent Guarantor, Navios Maritime Finance II (US) Inc. and the guarantors party thereto, including the Borrower for 8 1/8% Senior Notes due on 15 February 2019 (with the proceeds thereof being used to repurchase and/or redeem the Parent Guarantor’s 9.5% Senior Notes due 2014 and to pay related fees and expenses and for general corporate purposes) on condition that:
2.1.1	the Lender, or its authorised representative, has received the documents and evidence specified in Clause 3.2 in form and substance satisfactory to the Lender; and

2.1.2	the representations and warranties contained in clause 4 are then true and correct as if each was made with respect to the facts and circumstances existing at such time; and

3	CONDITIONS PRECEDENT

3.1	Conditions precedent to the new indenture. The conditions referred to in Clause 2.1 are that the Lender shall have received the following documents:
(a)	Corporate documents
Certified copies of all documents which evidence or relate to the constitution of the Borrower and the Parent Guarantor and its current corporate existence;
(b)	Corporate authorities

i.	Certified copies of resolutions of the directors of the Borrower and the Parent Guarantor approving this Agreement and authorising the execution and delivery thereof and performance of the Borrower’s obligations thereunder, additionally certified by an officer of the Borrower as having been duly passed at a duly convened meeting of the directors of the Borrower and the Parent Guarantor and not having been amended, modified or revoked and being in full force and effect; and

ii.	originals or certified copies of any powers of attorney issued by the Borrower and the Parent Guarantor pursuant to such resolutions

(c)	Certificate of incumbency
Certificate of incumbency of each of the Borrower and the Parent Guarantor signed by its secretary or a director thereof, stating, inter alia, the officers and/or directors of same and that no amendment has been effected to its Articles of Incorporation and By-Laws, from the date of the Loan Agreement until the date of such certificate;
(d)	Laws of the Marshall Islands: opinion
an opinion of Mr. Raymond E. Simpson, special legal adviser to the Lender;
(e)	London agent
documentary evidence that the agent for service of process named in clause 17 of the Loan Agreement has accepted its appointment in respect of this Agreement and the Relevant Finance Documents;
(f)	Acknowledgment
an acknowledgement (in a letter or otherwise) signed by the Parent Guarantor in such form as the Lender may require in its sole discretion acknowledging the terms of this Agreement; and
(g)	Further opinions, etc
any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Lender may request by notice to the Borrower.
4	REPRESENTATIONS AND WARRANTIES

4.1	Repetition of Loan Agreement representations, warranties and undertakings. The Borrower represents and warrants to the Lender that the representations, warranties and undertakings in clause 10 of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Loan Agreement. With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:
(a)	by deleting in the definition of “Indenture” in Schedule 1 the words “18 December 2006 issued by the Parent Guarantor and others for 9 1/2% Senior Notes due on 18 December 2014” and replacing them with the words “28 January 2011 issued by the Parent Guarantor, Navios Maritime Finance II (US) Inc., and the guarantors party thereto, including the Borrower for 8 1/8 % Senior Notes due on 15 February 2019”;

(b)	by deleting the Indenture Excerpt from Schedule 4 and replacing it with the Indenture Excerpt set out in the Schedule attached to this Agreement and referred to in the definition “Indenture Excerpt” of the Loan Agreement; and

(c)	by construing references throughout to “this Agreement”, “hereunder” and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.
5.2	Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:
(a)	the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement;

(b)	by construing references throughout each of the Finance Documents to “this Agreement”, “this Deed”, “hereunder” and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.
5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:
(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.
6	FURTHER ASSURANCES

6.1	Borrower’s obligation to execute further documents etc. The Borrower shall, and shall procure that any other party to any Finance Document shall:
(a)	execute and deliver to the Lender (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Lender may, in any particular case, specify,

(b)	effect any registration or notarisation, give any notice or take any other step, which the Lender may, by notice to the Borrower or other party, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.
6.2	Purposes of further assurances. Those purposes are:
(a)	validly and effectively to create any Encumbrance or right of any kind which the Lender intended should be created by or pursuant to the Loan Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3	Terms of further assurances. The Lender may specify the terms of any document to be executed by the Borrower or any other party under Clause 6.1, and those terms may include any covenants, powers and provisions which the Lender considers appropriate to protect its interests.

6.4	Obligation to comply with notice. The Borrower shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5	Additional corporate action. At the same time as the Borrower or any other party delivers to the Lender any document executed under Clause 6.1(a), the Borrower or such other party shall also deliver to the Lender a certificate signed by 2 of the Borrower’s or that other party’s directors which shall:
(a)	set out the text of a resolution of the Borrower’s or that other party’s directors specifically authorising the execution of the document specified by the Lender, and

(b)	state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Borrower’s or that other party’s articles of association or other constitutional documents.
7	FEES AND EXPENSES

7.1	Expenses. The provisions of clause 5 (Fees and Expenses) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	NOTICES AND OTHER MATTERS

8.1	General. The provisions of clause 16 (Notices) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement and any non-contractual obligations connected with it shall be governed by and construed in accordance with English law.

10.2	Incorporation of the Loan Agreement provisions. The provisions of clause 17 (Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.
IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

SIGNED as a deed by Alexandros Laios	)	/s/ Alexandros Laios
for and on behalf of	)
NAVIOS SHIPMANAGEMENT INC.	)
(as Borrower))

Witnessed by: /s/ Vasiliki Katsouli
Vasiliki Katsouli
Attorney-at-law
V&P Law Firm
15 Filikis Eterias Square
106 73 Athens, Greece

SIGNED by Chaelis M. and S. Giackos	)	/s/ Chaelis M.
for and on behalf of	)	/s/ S. Giackos
MARFIN EGNATIA BANK Societe Anonyme	)
(as Lender))

Witnessed by: /s/ Vasiliki Katsouli
Vasiliki Katsouli
Attorney-at-law
V&P Law Firm
15 Filikis Eterias Square
106 73 Athens, Greece